BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090403

Filed in the office of	Document Number
Barbara K. Cegavske	20180078378-74
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 02/20/2018 3:00 PM
	Entity Number E0189832014-5

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

Evolution Blockchain Group Inc.

2. Description of the original document for which correction is being made:

Certificate of Change Pursuant to NRS 78.209

3. Filing date of the original document for which correction is being made: 02/13/2018

4. Description of the inaccuracy or defect:

Item 5, the details with regard to the number of shares that the Corporation would issue after the rollback did not adequately reflect the details of the rollback

5. Correction of the inaccuracy or defect:

The Corporation shall issue one (1) share of common stock for every one hundred (100) shares of common stock issued and outstanding immediately prior to the effective date of the rollback.

6. Signature:

X [signature]
Authorized Signature

President and Director
Title *

Feb 19, 2018
Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

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